Exhibit 8.1
Alston&Bird llp
One Atlantic Center
1201 West Peachtree Street
Atlanta, Georgia 30309-3424
404-881-7000
Fax: 404-881-7777
www.alston.com
January 5, 2007
Whitney Holding Corporation
228 St. Charles Avenue, Room 626
New Orleans, Louisiana 70130
Ladies and Gentlemen:
     We have prepared this opinion letter for Whitney Holding Corporation, (“WHC”) and Signature Financial Holdings, Inc., a Florida corporation (the “Company”) in connection with the proposed merger of Company with and into WHC pursuant to the terms of the Agreement and Plan of Merger (together with all exhibits, attachments and ancillary agreements thereto, the “Agreement”), dated as of October 4, 2006, by and among WHC, the Company, Whitney National Bank, a national banking association and wholly owned subsidiary of WHC (“WNB”), and Signature Bank, a Florida state nonmember bank and wholly owned subsidiary of the Company (the “Bank”). You have asked us to provide this opinion in connection with the Registration Statement on Form S-4 filed by WHC with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Act”), in connection with the transaction (the “Registration Statement”).
     We hereby confirm to you that, in our opinion, the discussion in the section of the Registration Statement captioned “MATERIAL FEDERAL INCOME TAX CONSEQUENCES,” to the extent it states matters of law or legal conclusions and subject to the qualifications, assumptions and limitations stated in the section of the Registration Statement captioned “MATERIAL FEDERAL INCOME TAX CONSEQUENCES,” correctly sets forth the material U.S. federal income tax consequences of the described transaction to the Company stockholders. In giving this opinion, we have relied upon the accuracy and completeness of the other statements contained in the Registration Statement.
     We are furnishing this opinion to you solely in connection with the filing of the Registration Statement and we hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption “MATERIAL FEDERAL INCOME TAX CONSEQUENCES.” In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC hereunder.
Sincerely,
/s/ Saba Ashraf
Alston & Bird LLP

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